Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 1999 included in AGENCY.COM Ltd. and subsidiaries Registration Statement on Form S-1 (File No. 333-86433) previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


                                                        Arthur Andersen

New York, New York
December 8, 1999